Exhibit 99.1

Big River Steel Holdings LLC and
BRS Stock Holdco LLC
Condensed Combined Financial Statements
(Unaudited)
As of September 30, 2020 and for the Nine Months
Ended September 30, 2020

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Index

September 30, 2020

Page(s)

Condensed Combined Financial Statements (Unaudited)

Condensed Combined Balance Sheet	1

Condensed Combined Statement of Operations and Comprehensive Income (Loss)	2

Condensed Combined Statement of Changes in Members’ Equity (Deficit)	3

Condensed Combined Statement of Cash Flows	4-5

Notes to Condensed Combined Financial Statements	6–20

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Condensed Combined Balance Sheet

(Unaudited)

(In Thousands, except Members’ Interest Units)

September 30,
2020
Assets
Current assets
Cash and cash equivalents	$75,796
Trade accounts receivable	125,902
Other accounts receivable	856
Inventories	130,495
Other current assets	4,738
Total current assets	337,787

Property, plant and equipment, net	1,798,468
Restricted cash and cash equivalents	148,980
Deferred financing costs, net	3,054
Other noncurrent assets	20,728
Total assets	$2,309,017
Liabilities and Members’ Equity (Deficit)
Current liabilities
Trade accounts payable	$90,312
Accrued expenses	42,698
Accrued interest payable	8,534
Deferred income	16,552
Other current liabilities	1,947
Current portion of long-term debt	21,123
Total current liabilities	181,166
Long-term liabilities
Long-term debt, related parties, less unamortized deferred financing costs, net	101,678
Long-term debt, less current portion and unamortized deferred financing costs, net	1,724,527
Class C preferred units subject to mandatory redemption	354,777
Deferred income	161,760
Other long-term liabilities	22,217
Deferred income taxes	9,520
Total long-term liabilities	2,374,479
Total liabilities	2,555,645
Commitments and contingencies (Note 7)
Mezzanine equity
Class A common units, 499 units	686,138
Total mezzanine equity	686,138
Members’ equity (deficit)
Class C preferred units	7,144
Class A common units	3,186
Class B common units, 501 units	397,585
Receivable from members	(17,426)
Accumulated deficit	(1,323,255)
Total members’ equity (deficit)	(932,766)
Total liabilities and members’ equity (deficit)	$2,309,017

The accompanying notes are an integral part of these condensed combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Condensed Combined Statement of Operations and Comprehensive Loss

(Unaudited)

(In Thousands)

Nine Months Ended
September 30,
2020
Net sales	$700,378
Cost of goods sold	747,685
Gross margin (loss)	(47,307)
Operating expenses
Selling, general and administrative	30,547
Grant income	(12,414)
Total operating expenses	18,133
Operating loss	(65,440)
Other income (expense)
Interest expense	(79,117)
Interest income	1,340
Other income	2,251
Loss on extinguishment of debt	(35,931)
Total other income (expense)	(111,457)
Loss before income taxes	(176,897)
Income tax expense	16

Net loss and comprehensive loss	$(176,913)

The accompanying notes are an integral part of these condensed combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Condensed Combined Statement of Changes in Members’ Equity (Deficit)

(Unaudited)

(In Thousands, except Members’ Interest Units)

	Class C	Class A			Receivable		Total
	Preferred	Common	Class B Common Units		from	Accumulated	Members’
	Amount	Amount	Units	Amount	Members	Deficit	Equity (Deficit)
Balance at December 31, 2019	$7,144	$3,186	501	$396,253	$(17,426)	$(1,141,450)	$(752,293)
Recapitalization of members’ equity	-	-	-	1,332	-	(4,892)	(3,560)
Net loss	-	-	-	-	-	(176,913)	(176,913)
Balance at September 30, 2020	$7,144	$3,186	501	$397,585	$(17,426)	$(1,323,255)	$(932,766)

The accompanying notes are an integral part of these condensed combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Condensed Combined Statement of Cash Flows

(Unaudited)

(In Thousands)

Nine Months Ended
September 30,
2020
Cash flows from operating activities
Net loss	$(176,913)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	102,850
Amortization	3,695
Deferred income taxes	14
Deferred payment on service contract	3,616
Payment in-kind interest	24,645
Loss on extinguishment of debt	35,931
Change in inventory reserves	6,026
Changes in operating assets and liabilities
Trade accounts receivable	(11,626)
Other accounts receivable	(159)
Inventories	(12,768)
Other current assets	(1,113)
Other long-term assets	(7,781)
Trade accounts payable	702
Accrued interest payable	(15,107)
Accrued expenses	8,400
Deferred income	(12,414)
Net cash used by operating activities	(52,002)
Cash flows from investing activities
Expenditures for property, plant and equipment	(293,644)
Net cash used by investing activities	(293,644)
Cash flows from financing activities
Proceeds from borrowings on long-term debt	1,165,000
Payments on long-term debt	(999,985)
Other long-term liability	(1,870)
Payments of deferred financing costs	(23,680)
Redemption premium of long-term debt	(21,750)
Net cash provided by financing activities	117,715
Net decrease in cash and restricted cash	(227,931)
Cash and restricted cash
Beginning of period	452,707
End of period	$224,776

The accompanying notes are an integral part of these condensed combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Condensed Combined Statement of Cash Flows (continued)

(Unaudited)

(In Thousands)

Nine Months Ended
September 30,
2020
Supplementary disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest costs of $27,748 as of September 30, 2020	$96,854

Supplementary disclosures of noncash transactions
Expenditures for property, plant and equipment included in accounts payable	$26,198
Issuance of Class A Common Units	$2,406
Issuance of Class B Common Units	$1,332
Issuance of Class C Preferred Units	$1,154
Recapitalization of members’ equity	$(4,892)

The accompanying notes are an integral part of these condensed combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

1.           Nature of Operations

The accompanying condensed combined financial statements include the accounts of Big River Steel Holdings LLC (“Holdings”), a Delaware limited liability company, and its wholly owned subsidiaries, Big River Steel Metallics Funding, LLC (“BRSM”) and BRS Intermediate Holdings LLC (“BRS Intermediate”) along with its wholly-owned subsidiaries Big River Steel, LLC (“BRS”) and BRS Finance Corp (“Finance”), a Delaware corporation, and its affiliate BRS Stock Holdco LLC (“Holdco”) (collectively the “Company”). Holdco includes its wholly-owned subsidiary Big River Steel Corporation (“Corp”), a Delaware corporation. Holdings and Holdco are owned pro-rata by the same group of investors. All intercompany transactions are eliminated for purposes of the condensed combined financial statement presentation.

The Company operates a technologically-advanced flat-rolled steel mini-mill producing a wide range of basic, value-added and specialized steels servicing customers throughout North America from our facility located in Northeast Arkansas.

The Company is affected by a number of factors including general economic conditions, interest rates, imports, foreign exchange rates, tariffs, the automobile and the oil and gas industries, industry capacity and production levels and the availability of raw materials. Changes in the Company’s selling prices correlate, to a degree, with the Company’s primary raw materials, but are not the same, thereby causing margins between sales prices and production costs to increase or compress from time to time.

On October 31, 2019, United States Steel Corporation (“US Steel”) completed the purchase of a 49.9% ownership interest in the Company with a call option to acquire the remaining 50.1% within the next four years. US Steel has the right to exercise the call option on or before the date that is 90 days after the delivery of the Company’s unaudited quarterly financial statements for the fiscal quarter ending on September 30, 2023. The exercise of the call option by US Steel will trigger a change of control with respect to the 2019 TE Bonds (see Note 6 and 12)

The Company has an expansion project underway that will double the capacity of its hot-rolled coil (“HRC”). The Company anticipates this expansion to be completed in the first quarter of 2021.

COVID-19 has had and is expected to continue to have an impact on the Company’s financial results resulting from a reduction in forecasted gross margins. Although the current circumstances are dynamic and the impacts of COVID-19 on the Company’s business operations, including the duration and impact on overall customer demand, cannot be determined with certainty, the Company currently estimates that COVID-19’s impact will continue to be not material to its business, results of operations, financial condition and cash flows.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed combined financial statements are issued. The Company relies on cash flow generated from operations and available borrowings under its Revolving Credit Agreement (see Note 6) to fund its working capital and other operating and investing needs. Further disruptions and uncertainties related to the COVID-19 pandemic could require the Company to take additional cost-saving actions and /or make modifications to its strategic plans. The Company believes its liquidity will be adequate to satisfy the Company’s obligations for at least twelve months from the date of issuance of these condensed combined financial statements, including the Company’s obligations to complete currently authorized capital spending programs.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Certain information and footnote disclosures normally included in combined financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these condensed combined financial statements should be read in conjunction with the audited combined financial statements for the year ended December 31, 2019 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The unaudited condensed combined financial statements have been prepared on the same basis as the Company’s audited combined financial statements for the year ended December 31, 2019 and in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Company’s financial position as of September 30, 2020 and the results of operations and cash flows for the nine months ended September 30, 2020. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

The preparation of the condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Generally, assets and liabilities that are subject to estimate and judgment include the allowance for customer claims, inventory valuation, useful lives of long-lived assets, certain accrued expenses, and variable consideration of the sale of non-prime products. Although management believes these estimates are reasonable, actual results could differ from those estimates.

Recently Adopted Accounting Pronouncement

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” along with subsequently issued amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”), which significantly changes the impairment model for most financial instruments. Current guidance requires the recognition of credit losses based on an incurred loss impairment methodology that reflects losses once the losses are probable. In accordance with Topic 326, the Company will be required to use a current expected credit loss model (“CECL”) that will immediately recognize an estimate of credit losses that are expected to occur over the life of the financial instruments that are within the scope of this ASU, including trade receivables. The CECL model uses a broader range of reasonable and supportable information in the development of credit loss estimates. The amendments in this ASU are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this guidance effective January 1, 2020. The adoption of this new guidance did not have a material impact on the Company’s condensed combined financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting,” which provides optional expedients and exceptions for applying U.S. GAAP to contract modifications, hedging relationships, and other transactions, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The guidance is effective for the Company beginning on March 12, 2020 and it will apply the amendments prospectively through December 31, 2022. The Company adopted this guidance during fiscal year 2020. The adoption of this guidance did not have a material impact on the Company’s condensed combined financial statements and disclosures.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

Recently Issued Accounting Pronouncement

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes.” The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company is in the process of evaluating the impact this standard will have on the Company’s condensed combined financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40,” which addresses issues identified as a result of the complexity associated with apply US GAAP for certain financial instruments with characteristics of liabilities and equity. The guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is in the process of evaluating the impact this standard will have on the Company’s condensed combined financial statements and related disclosures.

In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform (Topic 848),” which clarifies that certain option expedients and exceptions to Topic 848 for contract modifications and hedge accounting apply to derivative instruments that use an interest rate for margining, discounting or contract price alignment that is modified as a result of reference rate reform. Amendment in this ASU to the expedients and exceptions in Topic 848 capture the incremental consequences of the scope clarification and tailor the existing guidance to derivate instruments affected by the discounting transition. The amendments in this ASU do not apply to contract modifications made after December 31, 2022, new hedging relationships entered into after December 31, 2022, and existing hedging relationships evaluated for effectiveness in periods after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that apply certain optional expedients in which the accounting effects are recorded through the end of the hedging relationship (including periods after December 31, 2022). The Company is in the process of evaluating the impact this standard will have on the Company’s condensed combined financial statements and related disclosures.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

2.           Inventories

The Company’s manufacturing process consists of a continuous, vertically integrated process from which products are sold to customers at various stages throughout the production process. Since most steel products can be classified as either finished or semi-finished products, these two categories of inventory are combined.

Inventories are as follows:

September 30,
2020
Raw materials	$80,119
Finished and semi-finished goods	50,376
$130,495

3.           Property, Plant and Equipment, net

Property, plant and equipment consist of the following:

September 30,
2020
Land	$16,451
Buildings and foundations	393,882
Machinery and equipment	1,233,494
Spare parts and equipment	66,123
Construction in progress	572,008
2,281,958
Accumulated depreciation	(483,490)
$1,798,468

Depreciation expense was $102,850 for the nine months ended September 30, 2020.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

4.           Other Noncurrent Assets

Other noncurrent assets includes capitalized software implementation costs, which consist of the following:

September 30,
2020
Gross carrying amount	$22,111
Accumulated amortization	(1,206)
20,905
Less current portion	(970)
Long-term portion	$19,935

Amortization expense is included in selling, general and administrative expenses on the accompanying condensed combined statement of operations and comprehensive loss.

Amortization expense was $715 for the nine months ended September 30, 2020. Amortization for the intangible asset over the next five years is expected to be $970 per year. The useful life of the capitalized software implementation costs (8 years) is based on the remaining life of the service contract plus estimated renewals.

5.           Deferred Income

Deferred income consists of the following:

		September 30,
	Term	2020
RTC	15 years	$110,554
82 Agreement	15 years	67,758
		178,312
Less current portion		(16,552)
Long-term portion		$161,760

The Company estimates it will recognize into income $16,552 per year through 2031. See Note 8 for additional information regarding government grants, incentives and tax credits.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

6.           Long-Term Debt

The Company’s long-term debt consists of the following:

			September 30,
Loan Agreement	Maturity	Interest	2020
Revolving Line of Credit	August 23, 2025	LIBOR plus 1.75% to 2.25%	$-
Building mortgage	June 30, 2031	3.99%	11,488
2019 TE Bonds	September 1, 2049	4.50%	481,703
2020 TE Bonds	September 1, 2049	4.75%	265,000
144A Bonds	January 31, 2029	6.625%	900,000
Commercial finance agreements
Water system financing	December 31, 2020	8.16%	12,104
Substation financing	December 31, 2021	9.40%	28,573
Financing obligations	December 1, 2026	12.00%	13,724
Notes payable
Private limited partnerships	October 25, 2022	5.00%	59,500
	March 19, 2023 to
Related party notes	December 31, 2025	3.00% to 12.00%	102,298
Total debt			1,874,390
Less current maturities			(21,123)
Deferred financing costs			(27,062)
			$1,826,205

Annual aggregate maturities of long-term debt as of September 30, 2020, are as follows:

2020 (remaining)	$16,801
2021	27,647
2022	32,795
2023	34,806
2024	16,550
2025	2,438
Thereafter	1,743,353
$1,874,390

Refinancing of Certain Debt

On September 10, 2020, Arkansas Development Financing Authority (“ADFA”) issued $265,000 of tax-exempt bonds (the “2020 TE Bonds”) and loaned 100% of the proceeds to the Company under a bond financing agreement. The proceeds from the 2020 TE Bonds were used to extinguish $118,309 of outstanding principal and interest of the Term Loan as well as pay $4,432 of deferred financing costs on the issuance. The 2020 TE Bonds include interest at 4.75% per annum payable semi-annually with principal due on September 1, 2049. The proceeds from the 2020 TE Bonds have funds held for construction of approximately $142,252, which is shown as long-term restricted cash and cash equivalents as of September 30, 2020, in the accompanying condensed combined balance sheet. In addition, the Company wrote-off $1,737 of unamortized issuance costs associated with the portion of the Term Loan that was extinguished. These amounts were expensed in the accompanying condensed combined statement of operations and comprehensive loss as of September 30, 2020.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

On September 18, 2020, Holdings issued $900,000 of 144A Bonds. The proceeds from these bonds were used to pay off the remaining $267,520 outstanding principal and interest of the Term Loan, the entire $602,054 of outstanding principal and interest of the Senior Notes and $8,676 of deferred financing costs associated with the issuance. The 144A Bonds accrue interest at 6.625% per annum payable semi-annually. The 144A Bonds have a bullet maturity on January 31, 2029. The Senior Notes included a redemption premium of $21,750. In addition, the Company wrote-off $3,628 of unamortized issuance costs associated with the remaining portion of the Term Loan plus $8,816 of unamortized issuance costs associated with the Senior Notes. These amounts were expensed in the accompanying condensed combined statement of operations and comprehensive loss as of September 30, 2020.

Revolving Line of Credit

The Revolving Line of Credit provides for borrowings and reborrowings from time to time for working capital and general corporate purposes in an amount equal to the lessor of (a) $225,000 and (b) a borrowing base calculated based on specified percentages of eligible accounts receivables and inventory, subject to certain adjustments and reserves. The Revolving Line of Credit includes an accordion feature pursuant to which the Company will be permitted to solicit increased commitments not to exceed an additional $125,000 in the aggregate, subject to certain terms and conditions. In September 2020, the Company exercised this feature which expanded the Revolving Line of Credit to $350,000. The outstanding principal balance was $0 at September 30, 2020, and the available borrowings were $155,038 at September 30, 2020.

Debt Covenant Compliance

The agreements governing the Company’s Term Loan and Revolving Line of Credit contain financial covenants that require the Company to maintain a fixed charge coverage ratio that is calculated quarterly for purposes of the Term Loan, and in the case of the Revolving Line of Credit, whenever the Company’s excess availability falls below a certain level. The fixed charge coverage ratio is calculated by taking the ratio of EBITDA, as defined in both the Term Loan and Revolving Line of Credit, divided by the amount of the Company’s fixed charges, as also defined in the respective agreements, for the twelve consecutive months prior to the date on which the ratio is tested. The minimum ratio, as defined in the agreements is 1.10 to 1.00 and 1.00 to 1.00 for the Term Loan and the Revolving Line of Credit, respectively, and the minimum ratio does not reset in future periods. The Company’s ability to borrow under the Term Loan and Revolving Line of Credit is conditioned upon maintaining compliance with the required financial covenants. As discussed above, the Term Loan was extinguished in September 2020 which eliminated the covenant. The Company’s excess availability was above the level required by the Revolving Line of Credit and therefore the covenant did not apply at September 30, 2020.

The Company’s various loan agreements contain financial and non-financial covenants and provisions providing for cross-default. A breach of any of the debt covenants could result in an event of default under that indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of other indebtedness to which a cross-acceleration or cross-default provision applies.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

2019 TE Bonds

On May 31, 2019, ADFA issued $487,000 of tax-exempt bonds (the “2019 TE Bonds”) which are restricted for use in an expansion project underway at the Company. The 2019 TE Bonds accrue interest at the rate of 4.50% per annum payable semi-annually for the first 20 years with principal payments commencing in the 21st year and maturing on September 1, 2049.

The 2019 TE Bonds were issued by ADFA and proceeds loaned to BRS. ADFA bears no recourse on the 2019 TE Bonds. The debt service is paid by BRS.

Building Mortgage

The Company entered into a $14,000 loan agreement with a financial institution. The loan is collateralized by certain administrative and storage buildings and carries an interest rate of 3.99% through January 31,2022, at which time the interest rate will be reset using the financial institution’s then prevailing Prime Rate plus 0.5% for the next five years, and thereafter the then prevailing Prime Rate plus 0.5% for the remainder of the loan.

The Building Mortgage was entered into by BRS and the debt service is paid by BRS.

Commercial Finance Agreements

In 2016, the Company entered into two financing arrangements with a commercial finance company for $25,000 and $50,000, respectively. The $25,000 arrangement is collateralized by the Company’s water treatment facility, is payable in semiannual installments of approximately $2,400 including interest through June 30, 2022, and contains an early payoff, which the Company has elected, of 50.4% of the $25,000 at December 31, 2020 (see Note 12). The $50,000 arrangement is collateralized by the Company’s electrical substation and power distribution system, is payable in semiannual installments of $4,300 including interest through June 30, 2023, and contains an early payoff option of 46.9% of the $50,000 at December 31, 2021. The arrangements required a reserve of $6,672 which is shown as restricted cash and cash equivalents at September 30, 2020.

The Company entered into an agreement with a third party slag processor to retrieve and process slag (a byproduct of the production process). The Company sold and leased back $21,954 of slag processing equipment from the third party. The Company recorded the transaction as a failed sale-leaseback and has recognized the sales proceeds received as a financing obligation. Additionally, the Company recorded an $8,220 financing obligation related to additional assets purchased by the third party in conjunction with failed build to suit transactions. Included in the agreement are fixed minimum monthly payments, variable payments and a clause allowing the slag processor to put certain assets to the Company for an amount equal to the fair value of the mobile assets and the depreciated value of the infrastructure assets. The put is only exercisable on December 31, 2026. The Company has accounted for these financing obligations within long-term debt and the financed assets within property, plant and equipment in the accompanying condensed combined balance sheet. As of September 30, 2020, the outstanding financing obligation was $13,724. The property, plant and equipment is being depreciated over the useful lives of the underlying assets. During the nine months ended September 30, 2020, the Company recognized $2,346 of amortization on the machinery and equipment asset and $1,436 of interest expense on the financing obligation.

7.           Related Party Transactions

The Company entered into an agreement on June 23, 2014 with a related party to provide ongoing management and advisory services through June 30, 2016 which was subsequently extended through varying dates depending upon certain events happening but no longer than April 4, 2024. The ongoing services requires personnel associated with this related party to perform certain roles for the Company and assist the senior management team of the Company with all aspects of the business and functions consistent with the responsibilities of a chief financial officer and chief executive officer. In consideration of these ongoing services, the Company agrees to compensate this related party $171 per month payable monthly in arrears. In addition, the Company shall reimburse this related party for all reasonable out-of-pocket expenses consistent with the Company’s expense policies, including travel and temporary housing. The related party could also earn bonuses totaling $32,250 if certain events occur. Currently there is no assurance these events will occur and nothing has been recognized in the accompanying condensed combined financial statements. The related party may extend this agreement as long as it is a member of the Company. In September 2020, the Company paid this related party $6,321 for commissions associated with the issuance of the 2020 TE Bonds, the 144A Bonds, and the increase in the Revolving Line of Credit.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

In May 2019, the Company entered into an agreement with a related party to provide private aircraft services.

In June 2020, the Company entered into an agreement with a related party to negotiate the purchase price and arrange for the transportation of certain metallics used by the Company.

As shown in the table below, the Company purchases natural gas and technological services from related parties.

The Company’s related party balances and transactions consist of the following:

September 30,
2020
Related party receivable	$17,426

Outstanding obligations
Class C preferred units subject to mandatory redemption	$354,777
Notes payable	$102,298

Nine Months Ended
September 30,
2020
Sales	$33,666
Interest expense
Class C preferred units subject to mandatory redemption	$20,972

Management fees and commissions	$7,857
Natural gas	$5,389
Technology services	$5,561
Raw material and procurement services	$19,999
Aircraft services	$-

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

8.           Commitments and Contingencies

Manufacturing and Supply Agreements

The Company entered into an agreement with its intended rail service provider (the “Rail Service Provider”) whereby the Rail Service Provider advanced the Company $25,000 to be used in constructing rail and other site-related infrastructure at the Company’s site. The rail infrastructure will be owned and maintained by the Company. The Company is required to make annual payments to the provider of $2,500 for ten years commencing upon completion of the mill’s construction or upon the commencement of commercial operations. In the event the Company is served by another rail service provider, the Rail Service Provider may, upon written notice, require the Company to immediately pay the Rail Service Provider the full amount of the remaining payments still to be made as of the date the Company commences service with an alternate rail service provider. The outstanding balance of this agreement at September 30, 2020 was $16,383, of which $1,947 at September 30, 2020 is included as a current obligation and shown as other current liabilities while the noncurrent obligation is included in other long-term liabilities on the condensed combined balance sheet. In addition, the Company and the Rail Service Provider entered into a volume agreement for a ten-year term. The volume agreement contains certain pricing arrangements, rebate provisions and liquidated damages for failure by the Company to meet certain rail service volumes. The Company accrued $1,875 in liquidated damages for the nine months ended September 30, 2020.

The Company has entered into an agreement with a utility provider. This agreement contains certain commitments, pricing arrangements and provisions for nonperformance. In addition, this agreement required the Company to deposit certain funds with the utility provider. As of September 30, 2020, the Company has approximately $1,565 of deposits being held by this provider and are included in other assets in the accompanying condensed combined balance sheet.

In December 2018, the Company entered into a Marine Cargo Handling Agreement (“MCHA”) with a third party material handler (the “Material Handler”). The term of the MCHA is ten years with two optional five year extension periods. Included in the MCHA are fixed minimum monthly payments and variable payments. The Company also entered into an option agreement with the Material Handler that provides the Company with the option to purchase all of the equity interests of the Material Handler via a call option at certain milestone dates throughout the term of the MCHA. The option agreement also requires the Company to purchase the equity interests of the Material Handler using a formula at the end of the original ten year term of the MCHA if the agreement is not renewed. The call option and forward purchase features of the option agreement are variable interests and the Material Handler is deemed to be a variable interest entity. The Company is not the primary beneficiary of the variable interest entity. The forward purchase requirement will be accounted for as a deferred payment on the service contract and will be accrued over the ten-year term of the MCHA. As of September 30, 2020, the amount accrued for the forward purchase requirement was $7,687.

The Company has entered into several product offtake agreements with several of its customers. The agreements contain certain supply commitments, pricing arrangements and provisions for nonperformance. These agreements are, for the most part, covering a six-year term starting in 2016.

In addition, the Company has entered into certain additional supply agreements with various vendors. These agreements typically contain certain supply commitments, pricing arrangements, provision for nonperformance and liquidated damages. The expiration dates in these agreements vary by vendor. The Company does not anticipate any material costs associated with the nonperformance of any of its manufacturing and supply agreements with its vendors, providers and customers.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

In January 2019, the Company entered into an agreement with an equipment supplier for the design, engineering, manufacture and delivery of certain equipment including technical services and spare parts valued at €120,730 Euros plus $66,475 US dollars. The Company will make progress payments based on achieving certain milestones through thirteen months following final acceptance of the equipment, which is anticipated to be in the first quarter of 2021.

Construction in Progress

During the year ended December 31, 2019, the Company began an expansion project to the plant. The Company has unfulfilled contract commitments of approximately $115,759 as of September 30, 2020, related to this project.

Licenses and Permits

The nature of the Company’s operating processes is subject to numerous statutory and regulatory requirements and require certain licenses and permits to operate and maintain satisfactory compliance with such requirements. These permits typically have expiration dates and require the Company to maintain satisfactory compliance for renewal. These requirements may increase in the future as a result of statutory and regulatory changes, and the Company could be required to incur significant costs to maintain or improve compliance with these requirements.

Litigation

From time to time, the Company is involved in various legal actions arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company recognizes legal expenses associated with its litigation matters as incurred.

Government Grants, Incentives and Tax Credits

During 2015, the City of Osceola, Arkansas, (the “City”) issued to the Company its Series 2015 Taxable Industrial Development Revenue Bonds (the “Bonds”) in the aggregate principal amount of not to exceed $1,500,000 to purchase the Company’s steel mill facility. As a result, the City holds legal title to the facility and entered into a sale-leaseback of the facility to the Company. Due to the Company’s continued involvement in the leased facility, the transaction was accounted for as a failed sale-leaseback and a financing obligation was established. The City has no economic interest in, or obligation with respect to, the Bonds, and has taken nothing more than bare legal title to the facility in order to act as a payment in lieu of tax (“PILOT”) incentive conduit. Because the legal right of offset exists, the Company has offset the investment in the Bonds against the related financing obligation and neither is reflected on the accompanying balance sheet. Payments on the Bonds are made on a net settled basis and, therefore, no cash is exchanged between parties. Pursuant to the PILOT agreement, the Company will pay the City an annual sum equal to 35% of the amount of any and all taxes which would be payable as ad valorem taxes on the facility. The Bonds mature on April 30, 2035. On October 13, 2017, $1,499,900 of the outstanding bonds were cancelled leaving $100 as the outstanding balance as of September 30, 2020. The Company’s financing obligation was reduced to $100 in conjunction with the cancellation of the bonds.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

In 2015, Corp received $86,500 of grant proceeds from the State, City and County under the 82 Agreement. Corp subsequently transferred the entirety of the $86,500 grant proceeds to the Company in exchange for Class B Preferred Units of the Company via subscription agreements as provided for under the Operating Agreement. Corp, as provided for in the Joinder Agreement, is responsible for ensuring compliance with the 82 Agreement requirements and is responsible for any clawback provisions, or potential liabilities that may be incurred upon a failure to satisfy the requirements of the 82 Agreement. However, upon receipt of the proceeds by Corp, subscription agreements were executed between Holdings and Corp to exchange the grant proceeds for Class B Preferred Units of Holdings. However, upon receipt of the proceeds by Corp, subscription agreements were executed between Holdings and Corp to exchange the grant proceeds for Class B Preferred Units of Holdings (which eliminate within the combined financial statements). Although Corp is legally established as the obligor to the State, County and City under the Joinder Agreement, if there is a failure to comply with the requirements of the 82 Agreement, the provisions within the Operating Agreement effectively transfers the obligation from Corp to Holdings. The Company recognized a deferred income liability and grant income related to the Company’s performance obligations under the 82 Agreement.

The Company qualified for certain recycling tax credits with the State associated with the construction of its flat-rolled steel mini-mill operation pursuant to the 82 Agreement between the State and the Company. Under the provisions of the 82 Agreement, the Company must not remove the qualifying equipment from the State, dispose of it or otherwise cease using the materials required for a period of three years after the taxable year for which the RTC is allowed. In the event this would occur, the Company is contingently liable to refund up to three years of the RTC previously used by a member of the Company (the “Purchaser”), which is considered remote by management. In addition, the Company must meet certain employment and salary provisions required by the 82 Agreement. In the event that the Company does not meet these requirements in any given year or the State eliminates its income tax, the Company is contingently liable to refund back to the Purchaser up to $16,000 of the RTC for any unqualified year during the 15-year credit period, which the Company may, at its sole option, elect to pay any refund amounts with a note bearing interest at LIBOR plus 2% to the Purchaser.

Self-Insurance

Beginning January 1, 2019, the Company instituted a self-insurance program for health care costs. The Company is liable for health care claims up to $1,958 plus a $125 specific deductible on the first claim for the period ended September 30, 2020. The Company has an aggregated stop loss of $2,447. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported. Included in accrued expenses in the accompanying condensed combined balance sheet are accrued reserves for self-insurance costs of approximately $273 at September 30, 2020.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

9.           Financial Instruments

Derivative instruments were recorded at fair value in the condensed combined balance sheet as follows:

	As of September 30,
	2020
	Asset	Liability
	Derivative	Derivative
Derivatives not designated as accounting hedges

Commodity contracts	$960	$-
Foreign currency contracts	-	250

Total fair value	$960	$250

The Company had commodity contracts in an asset position of $1,397 and commodity contracts in a liability position of $437 at September 30, 2020. The Company had foreign currency contracts in a liability position of $250 at September 30, 2020. The Company considers the derivatives to be Level 2 instruments within the fair value hierarchy.

The net notional value of the derivative instruments were:

Notional Amount
As of September 30,
2020
Commodity contracts	$10,097
Foreign currency contracts	$17,343

The financial instruments consist primarily of over-the-counter (“OTC”) forward contracts. Derivatives are valued based on pricing models that rely on market observable inputs such as commodity prices and currency rates. The OTC derivative transactions are governed by Internal Swap Dealers Association agreements and other standard industry contracts. Under these agreements, the Company does not post nor require collateral from the counterparties.

All commodity derivatives have a legal right of set-off. All foreign currency contracts are with a single counterparty. In the event of default, assuming all parties were to fail to comply with the terms of the agreements, for the derivatives, the Company was in a net asset position as of September 30, 2020, and the Company would receive $960 from counterparties for the commodity derivatives and owe $250 to the counterparty for the foreign currency forwards. The mark-to-market gains and losses on the derivatives are recorded in current earnings. For the nine months ended September 30, 2020, the Company recorded a net loss within cost of goods sold of $1,943.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

10.         Income Taxes

The Company (except for Corp) is a flow through entity for U.S. federal income tax purposes and is therefore not subject to federal income taxes at the entity level. However, some state jurisdictions do not respect the flow through status of the Company and impose income taxes at the entity level. The Company’s effective tax rate differs from the federal statutory rate of 21% since the Company’s income is not subject to U.S. taxes but is subject to certain state taxes imposed at the entity level. The primary drivers of tax expense apart from the state statutory rate relate to changes in state apportionment and permanent differences.

Corp is a stand-alone entity for income tax purposes and is subject to income taxes. However, Corp has sustained losses to the extent it has yet to pay any income taxes. Further, Corp’s receipt of the 82 Amendment grants, that occurred in 2015, was excludable from the Corp’s taxable income under the Internal Revenue Code (“IRS”) Section 118 because the grants were made to provide financing and related economic incentives for the steel mini-mill project which benefits the general public of the State.

Corp’s income tax expense differs from the expected tax expense for the period (computed by applying the U.S. federal corporate loss tax rate of 21% to its loss before income taxes) due primarily to the valuation allowance recorded for Corp’s U.S. net operating loss carryforward that is not expected to be realized. Net operating loss carryforwards at September 30, 2020, were approximately $92,000 for federal and $96,000 for state purposes. Federal net operating losses can be used to offset 80% of taxable income in a given year and have an indefinite carryforward period. State net operating loss has a five-year carryforward period and begins to expire in 2020.

11.          Disaggregated Revenue Data

Net sales by product mix were as follows:

Nine Months Ended
September 30,
2020
Hot rolled coil	$283,045
Value-added products	417,333
$700,378

12.         Subsequent Events

The Company evaluated the events and transactions subsequent to its September 30, 2020 condensed combined balance sheet date and determined there were no significant events, except as noted below, to report through January 25, 2021, which is the date the Company’s condensed combined financial statements were available to be issued.

On November 6, 2020, Holdings obtained the approvals from the required level of consenting holders of the 2019 TE Bonds in order to effectuate an amendment to the 2019 TE Bonds. The amendment would allow United States Steel Corporation and its affiliates to exercise its call option without triggering a change of control with respect to the 2019 TE Bonds.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands)

On December 8, 2020, US Steel exercised its option to purchase the remaining 50.1% of the Company, which was finalized on January 15, 2021.

On December 31, 2020, the commercial financing agreement related to the Company’s water treatment facility was extinguished.

Big River Steel Holdings LLC and BRS Stock Holdco LLC Combined Financial Statements December 31, 2019

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Index

December 31, 2019

Page(s)
Report of Independent Auditors	1
Combined Financial Statements
Combined Balance Sheet	2
Combined Statement of Operations and Comprehensive Loss	3
Combined Statement of Changes in Members’ Equity (Deficit)	4
Combined Statement of Cash Flows	5-6
Notes to Combined Financial Statements	7–33

Report of Independent Auditors

To the Board of Directors of Big River Steel Holdings LLC

We have audited the accompanying combined financial statements of Big River Steel Holdings LLC and BRS Stock Holdco LLC (collectively the “Company”), which comprise the combined balance sheet as of December 31, 2019, and the related combined statements of operations and comprehensive loss, of changes in members’ equity (deficit), and of cash flows for the year then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Big River Steel Holdings LLC and BRS Stock Holdco LLC as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

January 25, 2021

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Balance Sheet

December 31, 2019

(In Thousands, except Members’ Interest Units)

Assets
Current assets
Cash and cash equivalents	$256,144
Trade accounts receivable	114,276
Other accounts receivable	697
Inventories	123,753
Other current assets	3,625
Total current assets	498,495

Property, plant and equipment, net	1,617,615
Restricted cash and cash equivalents	196,563
Deferred financing costs, net	1,994
Other noncurrent assets	12,947
Total assets	$2,327,614

Liabilities and Members’ Equity (Deficit)
Current liabilities
Trade accounts payable	$99,551
Accrued expenses	34,298
Accrued interest payable	23,641
Deferred income	16,552
Other current liabilities	1,870
Current portion of long-term debt	28,451
Total current liabilities	204,363
Long-term liabilities
Long-term debt, related parties, less unamortized deferred
financing costs, net	97,913
Long-term debt, less current portion and unamortized deferred
financing costs, net	1,556,572
Class C preferred units subject to mandatory redemption	332,651
Deferred income	174,174
Other long-term liabilities	20,996
Deferred income taxes	9,506
Total long-term liabilities	2,191,812
Total liabilities	2,396,175
Commitments and contingencies (Note 11)
Mezzanine equity
Class A common units, 499 units	683,732
Total mezzanine equity	683,732

Members’ equity (deficit)
Class C preferred units	7,144
Class A common units	3,186
Class B common units, 501 units	396,253
Receivable from members	(17,426)
Accumulated deficit	(1,141,450)
Total members’ equity (deficit)	(752,293)
Total liabilities and members’ equity (deficit)	$2,327,614

The accompanying notes are an integral part of these combined financial statements.

2

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statement of Operations and Comprehensive Loss

Year Ended December 31, 2019

(In Thousands)

Net sales	$1,069,561
Cost of goods sold	1,097,493
Gross margin (loss)	(27,932)
Operating expenses
Selling, general and administrative	46,295
Grant income	(16,552)
Total operating expenses	29,743
Operating loss	(57,675)
Other income (expense)
Interest expense	(95,109)
Interest income	2,467
Amortization of beneficial conversion feature	(214,514)
Gain on extinguishment of debt	214,514
Other income	3,708
Total other income (expense)	(88,934)
Loss before income taxes	(146,609)
Income tax expense	9,034
Net loss and comprehensive loss	$(155,643)

The accompanying notes are an integral part of these combined financial statements.

3

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statement of Changes in Members’ Equity (Deficit)

Year Ended December 31, 2019

(In Thousands, except Members’ Interest Units)

	Class C	Class A					Receivable		Total
	Preferred	Common	Class B Common Units		Common Units		from	Accumulated	Members’
	Amount	Amount	Units	Amount	Units	Amount	Members	Deficit	Equity (Deficit)
Balance at December 31, 2018	$-	$-	-	$-	1,000	$423,089	$-	$(300,827)	$122,262
Members’ contributions	7,144	3,186	-	17,426	-	290,000	(17,426)	-	300,330
Members’ distributions	-	-	-	-	-	-	-	(5,514)	(5,514)
Recapitalization of members’ equity	-	-	501	378,827	(1,000)	(713,089)	-	(679,466)	(1,013,728)
Net loss	-	-	-	-	-	-	-	(155,643)	(155,643)
Balance at December 31, 2019	$7,144	$3,186	501	$396,253	-	$-	$(17,426)	$(1,141,450)	$(752,293)

The accompanying notes are an integral part of these combined financial statements.

4

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statement of Cash Flows

Year Ended December 31, 2019

(In Thousands)

Cash flows from operating activities
Net loss	$(155,643)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	138,722
Amortization	5,798
Deferred income taxes	8,973
Deferred payment on service contract	4,071
Payment in-kind interest	16,330
Change in inventory reserves	(127)
Extinguishment of payment in-kind interest	(14,564)
Noncash interest expense	213,036
Gain on extinguishment of debt	(214,514)
Changes in operating assets and liabilities
Trade accounts receivable	44,241
Other accounts receivable	2,643
Inventories	(31,145)
Other current assets	1,623
Other long-term assets	(7,266)
Trade accounts payable	(68,376)
Accrued interest payable	7,061
Accrued expenses	7,949
Deferred income	(16,552)
Net cash used by operating activities	(57,740)

Cash flows from investing activities
Expenditures for property, plant and equipment	(292,206)
Net cash used by investing activities	(292,206)

Cash flows from financing activities
Proceeds from borrowings on long-term debt, related parties	74,388
Proceeds from borrowings on long-term debt	495,458
Proceeds from revolving credit facility	50,000
Payments on long-term debt	(17,450)
Payments on revolving credit facility	(50,000)
Other long-term liability	(2,388)
Payments of deferred financing costs	(4,854)
Redemption of preferred interest units	(62,657)
Members’ contributions	300,330
Members’ distributions	(5,514)
Members’ issuance costs	(2,000)
Net cash provided by financing activities	775,313
Net increase in cash and cash equivalents and restricted cash and cash equivalents	425,367
Cash and cash equivalents and restricted cash and cash equivalents
Beginning of year	27,340
End of year	$452,707

The accompanying notes are an integral part of these combined financial statements.

5

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statement of Cash Flows (continued)

Year Ended December 31, 2019

(In Thousands)

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest
costs of $21,667 as of December 31, 2019	$103,552

Supplemental disclosures of noncash transactions
Expenditures for property, plant and equipment included in
accounts payable and accrued expenses	$36,139
Issuance of Class A Common Units	$683,732
Issuance of Class B Common Units	$378,827
Issuance of Class C Preferred Units	$328,002
Retirement of Common Units	$(713,089)
Recapitalization of members’ equity	$(679,466)
Debt discount on beneficial conversion feature	$290,000

The accompanying notes are an integral part of these combined financial statements.

6

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

1.	Nature of Operations

The accompanying combined financial statements include the accounts of Big River Steel Holdings LLC (“Holdings”), a Delaware limited liability company, and its wholly owned subsidiaries, Big River Steel Metallics Funding, LLC (“BRSM”) and BRS Intermediate Holdings LLC (“BRS Intermediate”) along with its wholly-owned subsidiaries Big River Steel, LLC (“BRS”) and BRS Finance Corp (“Finance”), a Delaware corporation, and its affiliate BRS Stock Holdco LLC (“Holdco”) (collectively the “Company”). Holdco includes its wholly-owned subsidiary Big River Steel Corporation (“Corp”), a Delaware corporation. Holdings and Holdco are owned pro-rata by the same group of investors and are considered entities under common control. All intercompany transactions are eliminated for purposes of the combined financial statement presentation.

The Company operates a technologically-advanced flat-rolled steel mini-mill producing a wide range of basic, value-added and specialized steels servicing customers throughout North America from our facility located in Northeast Arkansas.

The Company is affected by a number of factors including general economic conditions, interest rates, imports, foreign exchange rates, tariffs, the automobile and the oil and gas industries, industry capacity and production levels and the availability of raw materials. Changes in the Company’s selling prices correlate, to a degree, with the Company’s primary raw materials, but are not the same, thereby causing margins between sales prices and production costs to increase or compress from time to time.

On October 31, 2019, United States Steel Corporation (“US Steel”) completed the purchase of a 49.9% ownership interest in the Company with a call option to acquire the remaining 50.1% within the next four years. US Steel has the right to exercise the call option on or before the date that is 90 days after the delivery of the Company’s unaudited quarterly financial statements for the fiscal quarter ending on September 30, 2023. The exercise of the call option by US Steel will trigger a change of control with respect to the Senior Notes, Term Loan, and TE Bonds and would be an event of default under the Revolving Line of Credit (see Note 7 and 15).

The Company has an expansion project underway that will double the capacity of its hot-rolled coil (“HRC”). The Company anticipates this expansion to be completed in the first quarter of 2021.

COVID-19 has had and is expected to continue to have an impact on the Company’s financial results resulting from a reduction in forecasted gross margins. Although the current circumstances are dynamic and the impacts of COVID-19 on the Company’s business operations, including the duration and impact on overall customer demand, cannot be determined with certainty, the Company currently estimates that COVID-19’s effect will not be material to its business, results of operations, financial condition and cash flows.

7

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

2.	Summary of Significant Accounting Policies

Basis of Presentation

We report financial and operating information in one segment. Our operating segment is also our reportable segment. We manage our business as a whole and produce one product line consisting of two primary product mixes, HRC and value-added products consisting of hot rolled pickled and oiled (“HR P&O”), cold rolled coil (“CRC”), and galvanized (“Galv”) or continuous annealed (“CA”). Our products are grouped into two categories for purposes of disaggregating our revenues.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Generally, assets and liabilities that are subject to estimate and judgment include the allowance for customer claims, inventory valuation, useful lives of long-lived assets, certain accrued expenses, and variable consideration of the sale of non-prime products. Although management believes these estimates are reasonable, actual results could differ from those estimates.

Going Concern Evaluation

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, requires that the Company evaluate whether there is substantial doubt about its ability to meet its financial obligations when they become due during the twelve month assessment period from the date the Company’s combined financial statements are issued. The Company has completed its evaluation in accordance with the provisions of ASC 205-40. The Company relies on cash flow generated from operations and available borrowings under its Revolving Credit Agreement (see Note 7) to fund its working capital and other operating and investing needs. Further disruptions and uncertainties related to the COVID-19 pandemic could require the Company to take additional cost-saving actions and /or make modifications to its strategic plans. The Company believes its liquidity will be adequate to satisfy the Company’s obligations for at least twelve months from the date of issuance of these combined financial statements, including the Company’s obligations to complete currently authorized capital spending programs.

Variable Interest Entities

FASB ASC 810-10-05, “Consolidation of VIEs,” requires that if an enterprise is the primary beneficiary of a variable interest entity (“VIE”), the assets, liabilities and results of operations of the VIE should be included in the combined financial statements of the Company.

The Company has entered into an agreement with a material handler (“Material Handler”) (see Note 11). While the Material Handler is a VIE, the Company is not the primary beneficiary since the Company does not have the power to direct the activities of the Material Handler and the Company does not have the obligation to absorb the losses of the Material Handler. As a result, the activities of the Material Handler are not included in the Company’s financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

8

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Cash and cash equivalents consists of the following:

Cash and cash equivalents
Cash	$61,696
Cash equivalents	194,448
Total cash and cash equivalents	256,144
Restricted cash and cash equivalents
Cash	8,775
Cash equivalents	187,788
Total restricted cash and cash equivalents	196,563

Total cash and cash equivalents and restricted cash and cash equivalents shown in the combined statement of cash flows	$452,707

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents relates to funds that are restricted as to use as follows: (1) to fund the Company’s expansion project; (2) held by debt providers as a debt service reserve or will be returned to the Company at the maturity of the debt; and (3) for the Company’s self-insurance program. The funds related to the expansion project and the debt services reserve are under the control of the debt providers.

Accounts and Other Receivables

The Company extends credit to its customers in the ordinary course of business. The Company reviews customer accounts on a periodic basis and records a reserve for specific amounts that management feels may not be collected. Amounts are written off at the point when collection attempts on the accounts have been exhausted. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance. Past due status is determined based upon contractual terms. While management believes the Company’s processes effectively address its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Company. Receivables are considered fully collectible and, therefore, no allowance for doubtful amounts has been recorded at December 31, 2019.

Some customers require certain specifications from the Company’s products. Customers can receive a reduction in the selling price if the products do not conform with the specifications. The activity in the Company’s claim allowance for the year ended December 31, 2019 is as follows:

Beginning balance	$3,677
Charges against revenue	10,591
Customer credits issued for claims	(11,010)
Ending balance	$3,258

Other accounts receivable include $205 of sales and use tax amounts as of December 31, 2019. The Company believes it is entitled to be refunded from the appropriate tax authorities under certain tax incentive programs. Under this program, the Company is required to remit and pay any applicable sales and use tax on a timely basis, but also records a receivable for the applicable tax paid less 1% in accordance with the tax incentive programs. The program expired in 2019.

9

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Inventories

All inventories are stated at the lower of cost or net realizable value. Cost includes materials, labor and production overhead. The cost of raw materials inventory is determined by the first-in, first-out method. The cost of work in process and finished goods inventories are determined by moving average. Inventories are reviewed for slow moving and potentially obsolete items using actual inventory turnover and are written down to estimated net realizable value. Net realizable value is based on the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.

Property, Plant and Equipment

Property, plant and equipment, including construction in progress, are stated at cost, less accumulated depreciation. Certain capitalized spare part inventories are considered equipment replacements whose useful lives exceed two years and which are considered necessary to extend the useful life of the related production assets. Costs related to construction in progress include progress billings, deposits and all other direct costs attributable to the construction activity. Assets are depreciated using the straight-line method over the estimated useful lives of the related assets. No provision for depreciation is made on construction in progress and spare parts until such time as the relevant assets are completed and placed into service. Construction in progress at December 31, 2019 represents operational infrastructure and machinery under installation.

The Company capitalizes interest costs incurred on funds used to construct property, plant and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Interest costs capitalized were $21,667 during 2019.

The estimated useful lives for property, plant and equipment are as follows:

Buildings and foundations	10-40 years
Machinery and equipment	5-10 years

Long-lived Assets

The Company reviews the carrying value of long-lived assets or asset groups for impairment whenever certain triggering events or changes in circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying amount exceeds the estimated fair value of the assets. The factors considered by management in performing this assessment include operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors. There were no impairment losses recognized during the year ended December 31, 2019.

Software Implementation Costs

Software implementation costs are stated at cost less accumulated amortization and are presented as other current assets and other noncurrent assets in the combined balance sheet. Software implementation costs are amortized over the term of the hosting arrangement plus any reasonably certain renewal periods.

10

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Deferred Financing Costs

Deferred financing costs are amortized using the effective interest method over the life of the associated debt as an adjustment to interest expense. Deferred financing costs related to the revolving line of credit are included in deferred financing costs, net in the accompanying combined balance sheet. Deferred financing costs related to the Company’s other debt agreements are presented net against the corresponding debt obligations.

Income Taxes

The Company (except Corp) is taxed as a partnership under the U.S. Internal Revenue Code. Accordingly, its taxable income is included in the tax returns of its partners and the resulting tax liabilities or benefits are those of the partners. The provision for income taxes relates primarily to corporate level taxes assessed in certain U.S. states that do not recognize the partnership tax status of the Company. The provisions for income taxes has been determined using the assets and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the difference between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when such changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

As a limited liability company, Holdings and Holdco’s taxable income or loss is allocated to the members and reported on the members’ tax returns. BRS Intermediate filed a partnership return through May 31, 2019, whereby its results are included in its members’ tax returns. As of May 31, 2019, BRS Intermediate is considered a disregarded single member limited liability company for tax reporting purposes. BRS and BRSM are considered disregarded single member limited liability companies for tax reporting purposes, therefore, their results are included in BRS Intermediate’s and Holdings’, respective tax return filings. Corp is a taxable entity that files its own tax return. As such, Corp has recorded current and deferred income taxes based on its activity for the year ended December 31, 2019.

The Company’s policy with respect to evaluating uncertain tax positions is based upon whether management believes it is more likely than not the uncertain tax positions will be sustained upon review by the taxing authorities. The Company shall initially and subsequently measure the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The tax positions must meet the more-likely-than-not recognition threshold with consideration given to the amounts and probabilities of the outcomes that could be realized upon settlement using the facts, circumstances and information at the reporting date. The Company will reflect only the portion of the tax benefit that will be sustained upon resolution of the position and applicable interest on the portion of the tax benefit not recognized. Based upon management’s assessment, there are no uncertain tax positions expected to have a material impact on the Company’s combined financial statements as of December 31, 2019.

The Company’s U.S. federal and state tax returns are not currently under examination, but are subject to examination since 2016. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits in income tax expense. During the year ended December 31, 2019, the Company did not recognize any interest or penalties.

11

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Revenue Recognition

The Company’s products are manufactured to certain industry standards and customer specifications under standard purchase orders or supply agreements between the Company and its customers. Sales and production levels are highly dependent upon demand levels specified by the Company’s customers. Sales of these products, net of estimated pricing adjustments and allowances, are recognized when control, including title and risk of loss pass to the customer, generally upon shipment. Payment is typically due within a short time following the sale.

Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of goods sold.

To the extent that the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount method. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information (historical, current and forecasted) that is reasonably available.

Net sales by product mix were as follows:

Hot rolled coil	$489,277
Value-added products	580,284
$1,069,561

Cost of Goods Sold

The Company classifies the costs of purchasing raw materials and manufacturing its products as cost of goods sold. Manufacturing costs include, among other things, facility operating costs and overhead, production planning and logistics, depreciation and repairs and maintenance.

Shipping and Handling

The Company expenses all shipping and handling costs as incurred and the costs are included in cost of goods sold in the accompanying combined statement of operations and comprehensive loss. Shipping and handling fees billed to customers are included in net sales in the accompanying combined statement of operations and comprehensive loss.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expenses were $202 for the year ended December 31, 2019, and are included in selling, general and administrative expenses in the accompanying combined statement of operations and comprehensive loss.

12

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Financial Instruments

The Company’s carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to their short-term maturities.

Deferred Income

The Company qualifies for financing and related economic incentives associated with the acquisition, development, construction, and operation of a mini-mill steel manufacturing facility in Mississippi County, Arkansas. These incentives consist of advance lump-sum payments which are included in deferred income on the combined balance sheet. The Company received lump-sum payments related to employee training grants, the Amendment 82 Agreement (“82 Agreement”) and proceeds from the sale of the Company’s tax credits under the Recycling Tax Credit (“RTC”) program. The Company is contingently liable for certain repayment penalties if the Company fails to meet certain training, employment and investment requirements in any given period. Deferred income is recognized into grant income in the accompanying combined statement of operations on a systematic basis over the periods in which the Company expenses the related costs for which the employee training grants, the 82 Agreement and the RTC are intended to compensate.

Derivative Financial Instruments

The Company periodically uses derivative financial instruments to attempt to mitigate risks to the Company’s operations associated with volatility in the prices of raw materials and finished steel products with the use of futures contracts. The Company is exposed to price risk related to forecasted purchases of certain commodities that the Company primarily uses as raw materials. The Company periodically enters into commodity forward contracts primarily for steel. Commodity forward contracts generally are not subject to the accounting requirements for derivative instruments and hedging activities under the normal purchases exception. The Company is not party to leveraged derivatives and, by policy, does not use financial instruments for speculative purposes.

The Company recognizes all derivative instruments in the combined balance sheet at fair value within other current assets or other current liabilities due to their relatively short-term duration. Cash flows from derivative instruments are classified in the combined statement of cash flows based on the nature of the derivative instrument. All changes in fair value of the Company’s hedges are reported currently in earnings. When fair value hedges affect net earnings, they are included in the same financial statement line as the underlying transaction.

Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

• Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

• Level 2	Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

• Level 3	Inputs are unobservable inputs based on our own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

13

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standard Update (“ASU”) 2016-02, “Leases (Topic 842),” amended by Update ASU 2018-11, “Leases-Targeted Improvements (Topic 842)” and ASU 2019-01, “Leases-Codification Improvements (Topic 842)”. Accounting by lessors is largely unchanged from existing standards. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. The guidance requires all leases to be recorded as assets and liabilities on the financial statements of the lessee. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. Under this standard, leases are considered to either be finance leases or operating leases. This consideration determines the financial statement classification of payments on lease liabilities during the lease term but assets and liabilities are required to be recorded for both. The amended guidance also provides lessees with a practical expedient, by class of underlying asset, to not separate non-lease components from the associated lease component but instead to account for those components as a single component if the non-lease components otherwise would be accounted for under ASC Topic 606 and both of the following are met: 1) the timing and pattern of transfer of the non-lease component or components and associated lease component are the same; and 2) the lease component, if accounted for separately, would be classified as an operating lease. If the non-lease component or components associated with the lease component are the predominant component of the combined component, an entity is required to account for the combined component in accordance with ASC Topic 606. Otherwise, the entity must account for the combined component as an operating lease in accordance with ASC Topic 842. For nonpublic entities, this guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. ASU 2016-02 is to be applied using a modified retrospective approach. The Company early adopted this guidance effective January 1, 2019 and elected to not separate lease components from non-lease components. The adoption of this new guidance did not have a material impact on the Company’s combined financial statements.

In February 2018, the FASB issued ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”. The new guidance allows for a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act to improve the usefulness of information reported to financial statement users. The new guidance is effective for the Company for fiscal years and interim periods beginning after December 15, 2018. The Company adopted this guidance effective January 1, 2019. The adoption of this new guidance did not have a material impact on the Company’s combined financial statements.

In August 2018, the FASB issued ASU 2018-15, “Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.” The intent of the standard is to reduce diversity in practice in accounting for the costs of implementing cloud computing arrangements that are service contracts. Under the new standard, entities will be required to apply the accounting guidance as prescribed by ASC 350-40, Internal Use Software, in determining which implementation costs should be capitalized as assets or expensed as incurred. The internal-use software guidance requires the capitalization of certain costs incurred during the application development stage of an internal-use software project, while requiring companies to expense all costs incurred during preliminary project and post-implementation project stages. By adopting this standard, costs are more accurately matched with the benefits they provide. The standard may be applied either prospectively to all implementation costs incurred after the adoption date or retrospectively. ASU 2018-15 is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted. Costs eligible for capitalization will be capitalized within other current assets and other noncurrent assets and expensed through selling, general and administrative expenses in the combined balance sheet and statement of operations and comprehensive loss. The Company elected to early adopt ASU 2018-15 on a retrospective basis effective January 1, 2019. The adoption of this new guidance did not have a material impact on the Company’s combined financial statements.

14

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

In October 2018, the FASB issued ASU 2018-16, “Derivatives and Hedging (Topic 815) – Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes”. The amendments in this ASU permit use of the OIS rate based on SOFR as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815 in addition to the UST, the LIBOR swap rate, the OIS rate based on the Fed Funds Effective Rate, and the SIFMA Municipal Swap Rate. The new guidance is effective for the Company for fiscal years and interim periods beginning after December 15, 2018. The Company adopted this guidance effective January 1, 2019. The adoption of this new guidance did not have a material impact on the Company’s combined financial statements.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” along with subsequently issued amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”), which significantly changes the impairment model for most financial instruments. Current guidance requires the recognition of credit losses based on an incurred loss impairment methodology that reflects losses once the losses are probable. In accordance with Topic 326, the Company will be required to use a current expected credit loss model (“CECL”) that will immediately recognize an estimate of credit losses that are expected to occur over the life of the financial instruments that are within the scope of this update, including trade receivables. The CECL model uses a broader range of reasonable and supportable information in the development of credit loss estimates. The amendments in this ASU are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption of the amendments is permitted for fiscal years beginning after December 15, 2018. The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes.” The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period.

15

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting,” which provides optional expedients and exceptions for applying U.S. GAAP to contract modifications, hedging relationships, and other transactions, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The guidance is effective for the Company beginning on March 12, 2020 and it will apply the amendments prospectively through December 31, 2022. The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40,” which addresses issues identified as a result of the complexity associated with apply US GAAP for certain financial instruments with characteristics of liabilities and equity. The guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform (Topic 848),” which clarifies that certain option expedients and exceptions to Topic 848 for contract modifications and hedge accounting apply to derivative instruments that use an interest rate for margining, discounting or contract price alignment that is modified as a result of reference rate reform. Amendment in this ASU to the expedients and exceptions in Topic 848 capture the incremental consequences of the scope clarification and tailor the existing guidance to derivate instruments affected by the discounting transition. The amendments in this ASU do not apply to contract modifications made after December 31, 2022, new hedging relationships entered into after December 31, 2022, and existing hedging relationships evaluated for effectiveness in periods after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that apply certain optional expedients in which the accounting effects are recorded through the end of the hedging relationship (including periods after December 31, 2022). The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

3.	Inventories

The Company’s manufacturing process consists of a continuous, vertically integrated process from which products are sold to customers at various stages throughout the production process. Since most steel products can be classified as either finished or semi-finished products, these two categories of inventory are combined.

Inventories are as follows:

Raw materials	$81,855
Finished and semi-finished goods	41,898
$123,753

16

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

4.	Property, Plant and Equipment, net

Property, plant and equipment consist of the following:

Land	$16,451
Buildings and foundations	393,753
Machinery and equipment	1,226,329
Spare parts and equipment	59,066
Construction in progress	305,140
2,000,739
Accumulated depreciation	(383,124)
$1,617,615

Depreciation expense was $138,722 for the year ended December 31, 2019.

5.	Other Noncurrent Assets

Other noncurrent assets includes capitalized software implementation costs, which consist of the following:

Computer software
Gross carrying amount	$12,830
Accumulated amortization	(491)
12,339
Less current portion	(970)
Long-term portion	$11,369

Amortization expense is included in selling, general and administrative expenses on the accompanying combined statement of operations and comprehensive loss. Amortization expense was $491 for the year ended December 31, 2019. Amortization for the intangible asset over the next five years is expected to be $970 per year. The useful life of the capitalized software implementation costs (8 years) is based on the remaining life of the service contract plus estimated renewals.

6.	Deferred Income

Deferred income consists of the following:

	Term
RTC	15 years	$118,642
82 Agreement	15 years	72,084
		190,726
Less current portion		(16,552)
Noncurrent deferred income		$174,174

17

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Company estimates it will recognize into income $16,552 per year through 2031. See Note 11 for additional information regarding government grants, incentives and tax credits.

7.	Long-Term Debt

The Company’s long-term debt consists of the following:

Loan Agreement	Maturity	Interest
Senior Notes	September 1, 2025	7.25%	$596,826
Term Loan	August 23, 2023	LIBOR plus 5.00%	388,570
Revolving Line of Credit	August 23, 2022	LIBOR plus 1.75% to 2.25%	-
TE Bonds	September 1, 2049	4.50%	481,565
Building mortgage	June 30, 2031	3.99%	11,875
Commercial finance agreements
Water system financing	December 31, 2020	8.16%	13,898
Substation financing	December 31, 2021	9.40%	31,412
Financing obligations	December 1, 2026	12.00%	17,688
Notes payable
Private limited partnerships	October 25, 2022	5.00%	59,500
	March 19, 2023 to
Related party notes	December 31, 2025	3.00% to 12.00%	98,625
Total debt			1,699,959
Less current maturities			(28,451)
Deferred financing costs			(17,023)
			$1,654,485

Annual aggregate maturities of long-term debt as of December 31, 2019, are as follows:

2020	$28,451
2021	30,314
2022	35,620
2023	412,857
2024	16,002
Thereafter	1,176,715
$1,699,959

Senior Notes

The Senior Notes accrue interest at the rate of 7.25% per annum payable semi-annually in arrears on each September 1 and March 1. The Senior Notes mature on September 1, 2025. The Company’s indebtedness covenants are further discussed below.

The Senior Notes were issued at par but reflect an underwriting discount of $4,500 which is being amortized to interest expense over the life of the Senior Notes. The unamortized balance of the discount was $3,174 at December 31, 2019. Future amortization expense for the next five years is expected to approximate $561 per year.

18

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Senior Notes were issued by BRS and its subsidiary, Finance, and the debt service is paid by BRS (see Note 15).

Term Loan

The Term Loan consists of a senior secured term loan credit agreement in an original aggregate principal amount of $400,000. Borrowings under the Term Loan bear interest at a rate equal to, at the Company’s option, (a) LIBOR for the relevant interest period, subject to a floor of 1.00% plus 5.00% per annum, or (b) a base rate, subject to a floor of 2.00%, equal to the highest of (1) the rate of interest in effect as publically announced by the administrative agent as its prime rate, (2) the federal funds effective rate plus 0.50% and (3) LIBOR for an interest period as of one month plus 1.00%, in each case, plus 4.00% per annum. In addition, the Company is required to pay an annual administrative agency fee. The Term Loan requires principal repayment in equal quarterly installments in an aggregate amount of $4,000 per annum, with the remaining balance maturing on August 23, 2023. The Company’s indebtedness covenants are further discussed below.

The Term Loan was issued at a discount of $4,000 which is being amortized to interest expense over the life of the Term Loan. The unamortized balance of the discount was $2,430 at December 31, 2019. Future amortization expense for the next five years is expected to approximate $665 per year.

The Term Loan was issued by BRS and the debt service is paid by BRS (see Note 15).

Revolving Line of Credit

The Revolving Line of Credit provides for borrowings and reborrowings from time to time for working capital and general corporate purposes in an amount equal to the lessor of (a) $225,000 and (b) a borrowing base calculated based on specified percentages of eligible accounts receivables and inventory, subject to certain adjustments and reserves. The Revolving Line of Credit matures on August 23, 2022. The outstanding principal balance was $0 and the available borrowings were $176,373 at December 31, 2019. The Company’s indebtedness covenants are further discussed below.

The Revolving Line of Credit includes an accordion feature pursuant to which the Company will be permitted to solicit increased commitments not to exceed an additional $125,000 in the aggregate, subject to certain terms and conditions.

Loans under the Revolving Line of Credit bear interest, at the option of the Company, at either (a) a base rate plus a margin ranging from 0.75% to 1.25%, payable quarterly, or (b) LIBOR for the relevant interest period plus a margin ranging from 1.75% to 2.25%, payable on the last day of selected interest periods (or at the end of every three months in the case of interest periods of longer than three months). The applicable margin is based on the level of excess availability under the Revolving Line of Credit. The Revolving Line of Credit also requires a commitment fee on the unused portion of the Revolving Line of Credit, which will either be 0.25% or 0.375% per annum to be determined quarterly based on the Company’s utilization levels.

The Revolving Line of Credit was opened by BRS and the debt service is paid by BRS.

19

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Covenants

The agreements governing the Senior Notes, Term Loan, and the Revolving Line of Credit contain various covenants that limit the Company’s ability among other things, to:

•	incur or guarantee additional indebtedness other than additional utilization or extension of the revolver;
•	pay dividends on the Company’s member units or redeem, repurchase, retire or make distribution in respect to the Company’s member units or subordinated indebtedness or make certain other restricted payments;
•	make certain loans, acquisitions, capital expenditures or investments;
•	sell certain assets, including stock of the Company’s subsidiaries;
•	enter into certain sale and leaseback transactions;
•	create or incur certain liens;
•	enter into certain transactions with the Company’s affiliates;
•	engage in certain business activities; and
•	consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of the Company’s assets.

The Company’s various loan agreements contain financial and non-financial covenants and provisions providing for cross-default. A breach of any of the debt covenants could result in an event of default under that indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of other indebtedness to which a cross-acceleration or cross-default provision applies.

Debt Covenant Compliance

The agreements governing the Company’s Term Loan and Revolving Credit Agreement contain financial covenants that require the Company to maintain a fixed charge coverage ratio that is calculated quarterly for purposes of the Term Loan, and in the case of the Revolving Credit Agreement, whenever the Company’s excess availability falls below a certain level. The fixed charge coverage ratio is calculated by taking the ratio of EBITDA, as defined in both the Term Loan and Revolving Credit Agreement, divided by the amount of the Company’s fixed charges, as also defined in the respective agreements, for the twelve consecutive months prior to the date on which the ratio is tested. The minimum ratio, as defined in the agreements is 1.10 to 1.00 and 1.00 to 1.00 for the Term Loan and the Revolving Credit Agreement, respectively, and the minimum ratio does not reset in future periods. The Company’s ability to borrow under the Term Loan and Revolving Credit Agreement is conditioned upon maintaining compliance with the required financial covenants. The Company was in compliance with the fixed charge ratio financial covenants requirements as of December 31, 2019.

TE Bonds

On May 31, 2019, the Company issued $487,000 of tax-exempt bonds (the “TE Bonds”) which are restricted for use in an expansion project underway at the Company. The TE Bonds accrue interest at the rate of 4.50% per annum payable semi-annually for the first 20 years with principal payments commencing in the 21st year and maturing on September 1, 2049. The cash proceeds from the TE Bonds are restricted for the purposes of funding the Company’s long-term plant expansion program. The TE Bonds funds held for construction of approximately $187,788 are shown as long-term restricted cash and cash equivalents as of December 31, 2019 in the accompanying combined balance sheet.

The TE Bonds were issued at a discount of $5,542 which is being amortized in interest expense over the life of the TE Bonds. The unamortized balance of the discount was $5,435 at December 31, 2019. Future amortization expense for the next five years is expected to approximate $185 per year.

20

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The TE Bonds were issued by the Arkansas Development Finance Authority (“ADFA”) and proceeds loaned to BRS. ADFA bears no recourse on the TE Bonds. The debt service is paid by BRS.

Building Mortgage

In 2017, the Company entered into a $14,000 loan agreement with a financial institution. The unamortized principal balance of the loan is payable in semiannual installments over 15 years. The loan is collateralized by certain administrative and storage buildings and carries an interest rate of 3.99% through January 31, 2022, at which time the interest rate will be reset using the financial institution’s then prevailing Prime Rate plus 0.5% for the next five years, and thereafter the then prevailing Prime Rate plus 0.5% for the remainder of the loan.

The Building Mortgage was entered into by BRS and the debt service is paid by BRS.

Commercial Financing Agreements

In 2016, the Company entered into two financing arrangements with a commercial finance company for $25,000 and $50,000, respectively. The $25,000 arrangement is collateralized by the Company’s water treatment facility, is payable in semiannual installments of approximately $2,400 including interest through June 30, 2022, and contains an early payoff, which the Company has elected, of 50.4% of the $25,000 at December 31, 2020 (see Note 15). The $50,000 arrangement is collateralized by the Company’s electrical substation and power distribution system, is payable in semiannual installments of $4,300 including interest through June 30, 2023, and contains an early payoff option of 46.9% of the $50,000 at December 31, 2021. The arrangements required a reserve of approximately $6,700 which is included in restricted cash and cash equivalents at December 31, 2019.

The Company entered into an agreement with a third party slag processor to retrieve and process slag (a byproduct of the production process). The Company sold and leased back $21,954 of slag processing equipment from the third party. The Company recorded the transaction as a failed sale-leaseback and has recognized the sales proceeds received as a financing obligation. Additionally, the Company recorded an $8,220 financing obligation related to additional assets purchased by the third party in conjunction with failed build to suit transactions. Included in the agreement are fixed minimum monthly payments, variable payments and a clause allowing the slag processor to put certain assets to the Company for an amount equal to the fair value of the mobile assets and the depreciated value of the infrastructure assets. The put is only exercisable on December 31, 2026. The Company has accounted for these financing obligations within long-term debt and the financed assets within property, plant and equipment in the accompanying combined balance sheet. As of December 31, 2019, the outstanding financing obligation was $17,688. The property, plant and equipment is being depreciated over the useful lives of the underlying assets. During the year ended December 31, 2019, the Company recognized $3,156 of amortization on the machinery and equipment asset and $2,347 of interest expense on the financing obligation.

The Commercial Financing Agreements were entered into by BRS and the debt service is paid by BRS.

Notes Payable

During 2015, the Company entered into a financing arrangement with two private limited partnerships, and their administrative agent, Pine State Capital, LLC, an Arkansas limited liability company, to borrow up to $200,000. The administrative agent is a government-approved firm that actively manages foreign investor funds and the immigration approval process for foreign investors who seek to obtain permanent residency in the United States through the EB-5 Immigrant Investor Program. The term of the loan shall commence on the disbursement date for such loan. Interest is at a base rate of 5.0%. The outstanding principal balance with any unpaid interest is payable in full on the fifth anniversary of the disbursement date for such loan, which is currently October 25, 2022. Any disbursements received are restricted for the sole use of funding the costs incurred in connection with the acquisition, construction and equipment of BRS’s steel production facility in Mississippi County, Arkansas. The outstanding balance was $59,500 at December 31, 2019.

21

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Notes Payable were entered into by Holdings and the debt service is paid by Holdings.

Related Party Notes

During 2018, the Company entered into two financing arrangements with a related party totaling $17,150, with interest of 5.5% and 6.0%. The interest is added to the principal balances which are due March 16, 2023 to December 31, 2025. The outstanding balance was $18,721 at December 31, 2019.

On January 22, 2019, the Company entered into a debt agreement with a related party. The agreement is for $74,388, bears interest beginning at 7.75% and escalating to a maximum of 12.00%. The agreement allows interest to be added to the principal balance of the loan through the maturity date which is December 31, 2023. The agreement is collateralized by the future income streams from recycling tax credits provided by the State of Arkansas in conjunction with the future expansion of the Company’s facility. The outstanding balance was $79,904 at December 31, 2019.

The Related Party Notes were entered into by Holdings and the debt service is paid by Holdings.

8.	Preferred Interest Units and Convertible Debt Instrument

In August 2017, the Company issued $62,657 of preferred interest units to an entity owned by certain owners of the Company. Specifically, the preferred interest units were issued at BRS Intermediate. The preferred interest units contain a 12% per annum, cumulative, guaranteed return which compounds semi-annually and is added to the face value of the interest units unless paid currently by the Company. Returns on the preferred interest units are paid on a current basis only to the extent equity distributions are made to BRS Intermediate following all required debt service at BRS. On May 31, 2019, the preferred interest units were redeemed for $77,221. During 2019 $3,677 of paid-in-kind interest was expensed and added to the balance of the preferred interest units.

On May 30, 2019, the Company’s members contributed $290,000 towards the Company’s expansion in the form of a mandatorily convertible debt instrument (the “Instrument”). The Instrument includes a 6.0% annual interest rate compounding semi-annually. The Instrument was mandatorily convertible on December 31, 2019 but can be repaid earlier at the Company’s option. The Company determined the fair value of the units by applying the annual interest rate to arrive at a total that would be issued upon conversion. As the fair value of the units exceeded the proceeds received upon conversion, the Instrument contained a beneficial conversion feature. The difference between the convertible amount and the fair value was recorded as a debt discount with the corresponding offset as common equity. The debt discount is amortized from the issuance date to the date of conversion which amounted to $214,514 in 2019. The Instrument was extinguished with no additional shares being issued on October 31, 2019 resulting in a gain on the extinguishment of the debt of $214,514 in the accompanying combined statement of operations for the year ended December 31, 2019.

22

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

On October 31, 2019, the Company issued $328,002 of Class C preferred interest units to certain members of the Company. The Class C preferred interest units contain a 10% per annum, cumulative, guaranteed return which compounds annually and is added to the face value of the interest units unless paid currently by the Company. If the shares are redeemed prior to the second anniversary of the issuance date, the interest rate will be 8% per annum. During 2019, $4,649 of paid-in-kind interest was expensed. The Class C preferred units are mandatorily redeemable on May 31, 2024. The Class C preferred interest units are presented in long-term liabilities in the accompanying combined balance sheet.

9.	Members’ Equity

Members’ Equity as of December 31, 2019

The Company’s Amended and Restated Limited Liability Agreement (the “Restated Operating Agreement”) was issued as of October 31, 2019. In conjunction with this agreement, the Company’s equity through October 31, 2019, was recapitalized. The agreement provides for the following units.

Common Units

On October 31, 2019, the Company recapitalized its common units. It cancelled its existing common units and issued 499 Class A and 501 Class B common units, and 1,000 Class C preferred units (as described in Note 8) in accordance with the Restated Operating Agreement. The Class A units were issued to a single member and represent a 49.9% ownership in the Company. These units contain a call option expiring 90 days after the publication of the Company’s financial statements dated September 30, 2023, whereby if the Company achieves certain financial targets by September 30, 2023, the Class A member may exercise its right to purchase the Class B units representing the other 50.1% of the Company. If the Class A member does not exercise its right to purchase the Class B units, the Class B unit holders may elect to put their Class B units to the Class A members for 85% of an implied value as determined by certain metrics. If the Company does not achieve the stated financial target by September 30, 2023, the Class A member can put the Class A units back to the Company in exchange for a promissory note. Because of this feature, the Class A units have been recorded at fair value established using the market price of shares at transaction close date and classified as mezzanine equity in the accompanying combined balance sheet.

Given the nature of the Class A and Class C units, U.S. GAAP requires these units to be recorded at their fair market value. The fair market value of the Class A and Class C units exceeded the recorded historical value of the common units prior to the recapitalization.

Class B Preferred Units

Class B Preferred Units are to be issued to any member receiving grant funds from the State of Arkansas (the “State”), Mississippi County, Arkansas (the “County”) and the City of Osceola, Arkansas (the “City”) under the 82 Agreement. Class B Preferred Units will be issued at a rate of one Class B Preferred Unit per $1 of grant funds contributed. Each Class B Preferred Unit is nonconvertible and shall earn a preferred return accruing cumulatively at a rate of 17% per annum. The preferred return is limited to the cumulative net profits of the Company that could be allocated with respect to the Class B Preferred Units. The Class B Preferred Units are nontransferable and subordinated to all debt financing. The Class B Preferred Units eliminate within the combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Restated Operating Agreement establishes a “put right” or an obligation of the Company to the holders of the Class B Preferred Units should amounts become owed to the State, the County or the City, due to failure to comply with the requirements under the 82 Agreement. The Class B Put Price is defined as the Class B unit price plus any accrued and unpaid preferred returns. The put right makes the preferred units contingently redeemable upon the occurrence of certain substantive events. Therefore, the Class B Preferred Units are classified as mezzanine equity in the accompanying combined balances sheets, with a portion accruing to permanent equity as the deferred income related to the 82 Agreement is earned. The put right is reassessed at each reporting period to determine if redemption is likely whereby the units would be considered mandatorily redeemable units and reclassified to liabilities at that time.

Distributions

The Restated Operating Agreement outlines its cash distribution policy. Prior to any other distributions provided by the Restated Operating Agreement, distributions are first paid to members who have not been provided their full tax distributions for both the current and prior years. Additional distributions are subject to the following order of distributions (i) first, to repurchase any outstanding Class B Preferred Units that have been put until such time all such put units have been repurchased, (ii) second, 49.9% to the members holding Class A Common Units in proportion to their relative ownership percentages and 50.1% to the members holding mandatorily redeemable Class C preferred units (as described in Note 8) in proportion to their relative unpaid preferred returns, until all such unpaid preferred returns have been reduced to zero, (iii) third, 49.9% to the members holding Class A Common Units in proportion to their relative ownership percentages and 50.1% to members holding Class C Preferred Units in proportion to their relative unreturned preferred capital, until all such unreturned preferred capital has been reduced to zero, (iv), fourth, to the members holding Class B Preferred Units in proportion to their relative unpaid preferred returns, until such unpaid preferred returns have been reduced to zero, and (v) fifth, to the members holding Common Units in proportion to their relative ownership percentages.

Members’ Equity Through September 30, 2019

The following common and preferred units were issued pursuant to Holdings’ original operating agreement (the “Original Operating Agreement”) prior to the recapitalization of the Company on October 31, 2019, and prior to the Restated Operating Agreement.

Common Units

The Company has issued and outstanding 1,000 membership units that were issued to the members associated with its capital funding.

Preferred Units

Holdings’ Original Operating Agreement provides for Class A Preferred Units and Class B Preferred Units. Effective September 30, 2019, the Class A Preferred Units were cancelled.

The Company’s preferred units are described as follows:

Class A Preferred Units

Class A Preferred Units are to be issued at a rate of one Class A Preferred Unit per $202 contribution up to an aggregate amount of contributions of $50,000 and at a rate of one Class A Preferred Unit per $135 with respect to amounts of contributions in excess of $50,000. Each Class A Preferred Unit is convertible at any time, at the member’s option, into a common unit on a one-for-one basis and until so converted, earns a preferred return accruing cumulatively at a rate of 10% per annum. No such units were ever issued pursuant to the Original Operating Agreement.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Class B Preferred Units

Class B Preferred Units are to be issued to any member receiving grant funds from the State, the County and the City under the 82 Agreement. Class B Preferred Units will be issued at a rate of one Class B Preferred Unit per $1 of grant funds contributed. Each Class B Preferred Unit is nonconvertible and shall earn a preferred return accruing cumulatively at a rate of 17% per annum. The preferred return is limited to the cumulative net profits of the Company that could be allocated with respect to the Class B Preferred Units. The Class B Preferred Units are nontransferable and subordinated to all debt financing. The Class B Preferred Units eliminate within the combined financial statements.

The Original Operating Agreement establishes a “put right” or an obligation of the Company to the holders of the Class B Preferred Units should amounts become owed to the State, the County or the City, due to failure to comply with the requirements under the 82 Agreement. The Class B Put Price is defined as the Class B unit price plus any accrued and unpaid preferred returns. The put right makes the preferred units contingently redeemable upon the occurrence of certain substantive events. Therefore, the Class B Preferred Units are classified as mezzanine equity in the accompanying combined balances sheets, with a portion accruing to permanent equity as the deferred income related to the 82 Agreement is earned. The put right is reassessed at each reporting period to determine if redemption is likely whereby the units would be considered mandatorily redeemable units and reclassified to liabilities at that time.

Distributions

The Original Operating Agreement outlines its cash distribution policy. Prior to any other distributions provided by the Original Operating Agreement, distributions are first paid to members who have not been provided their full tax distributions for both the current and prior years. Additional distributions are subject to the following order of distributions (i) first, to repurchase any outstanding Class B Preferred Units that have previously been subject to a put right to the Company, (ii) second, to the members holding Class A Preferred Units in proportion to their relative unpaid preferred returns, (iii) third, to the members holding Class A Preferred Interest Units in proportion to their relative unreturned preferred capital, (iv), fourth, to the Class B Preferred members holding Class B Preferred Units in proportion to their relative unpaid preferred returns, (v) fifth, to the members holding common units in proportion to their relative unreturned capital contributions, (vi), finally, to all members in proportion to the numbers of units held.

10.	Related Party Transactions

The Company entered into an agreement on June 23, 2014 with a related party to provide ongoing management and advisory services through June 30, 2016 which was subsequently extended through varying dates depending upon certain events happening but no longer than April 4, 2024. The ongoing services requires personnel associated with this related party to perform certain roles for the Company and assist the senior management team of the Company with all aspects of the business and functions consistent with the responsibilities of a director of finance and chief executive officer. In consideration of these ongoing services, the Company agrees to compensate this related party $171 per month payable monthly in arrears. In addition, the Company shall reimburse this related party for all reasonable out-of-pocket expenses consistent with the Company’s expense policies, including travel and temporary housing. The related party could also earn bonuses totaling $32,250 if certain events occur. Currently, there is no assurance these events will occur and no amounts have been recognized in the accompanying combined financial statements. The related party may extend this agreement as long as it is a member of the Company.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Company has established a management bonus (the “Developer Bonus”) agreement dated June 30, 2014 (the “Start Date”) for certain employees and members of the Company. The Developer Bonus agreement is effective for 10 years from the Start Date. The Developer Bonus is payable subject to certain eligibility requirements of the management group and subject to certain annual and cumulative levels of earnings generated by the Company. As of October 31, 2019, the Developer Bonus was terminated without meeting any of the targets.

In 2015, Corp received $86,500 of grant proceeds from the State, City and County under the 82 Agreement. Corp subsequently transferred the entirety of the $86,500 grant proceeds to the Company in exchange for Class B Preferred Units of the Company via subscription agreements as provided under the Original Operating Agreement (see Note 9 and 11). These grant proceeds eliminate within the combined financial statements.

During 2016, the Company qualified for $314,200 of RTCs, subject to certain annual limitations and carryforward provisions. These credits were sold by the Company to a member of the Company for $159,178 net of interest and an administrative fee together totaling $2,608. $77,000 of this net amount was collected during 2016 and the remainder was collected in January 2017. The Company is contingently liable to refund the amounts received to the member in the event the Company does not meet certain requirements, as further discussed in Note 11. The Company recognized income of approximately $10,785 for the year ended December 31, 2019 and is included in grant income as shown on the combined statement of operations and comprehensive loss. The Company has a remaining deferred revenue balance of $118,643 at December 31, 2019.

On October 31, 2019, the Company instituted the Retention Bonus Plan (the “Plan”) for the purpose of retaining, rewarding, and aligning employees and other service providers with the financial success of the Company. The Plan authorized $45,000 plus an additional $5,000 in cash or shares of US Steel stock. Unless US Steel exercises its call option earlier (in such event leading to plan acceleration), certain thresholds including the acquisition of the Company by US Steel prior to September 30, 2023 and the generation of a minimum of $950,000 of operating cash flow must be achieved before the bonus will be paid. Currently, there is no assurance either of these thresholds will be met and no amounts under this Plan have been reflected in the accompanying combined financial statements.

As shown in the table below, the Company purchases natural gas and technological services from related parties.

As part of the purchase of Common A units by US Steel, BRS paid $17,131 in bonuses; of which $17,426 of these and future bonuses were funded by a receivable from members as of December 31, 2019 in the accompanying combined balance sheet.

In March 2019, the Company entered into an agreement with a related party to provide private aircraft services.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Company’s related party balances and transactions consist of the following as of December 31, 2019:

Members’ receivables	$17,426

Outstanding obligations
Class C preferred units subject to mandatory redemption	$332,651
Notes payable	$98,625

For the year
ended
Sales	$1,731

Interest expense
Class C preferred units subject to mandatory redemption	$4,649
Preferred interest units	$3,677

Management fees	$3,018
Natural gas purchases	$10,213
Technology services	$10,043
Aircraft services	$136
Distributions to members	$5,514

11.	Commitments and Contingencies

Manufacturing and Supply Agreements

The Company entered into an agreement with its intended rail service provider (the “Rail Service Provider”) whereby the Rail Service Provider advanced the Company $25,000 to be used in constructing rail and other site-related infrastructure at the Company’s site. The rail infrastructure will be owned and maintained by the Company. The Company is required to make annual payments to the provider of $2,500 for ten years commencing upon completion of the mill’s construction or upon the commencement of commercial operations. In the event the Company is served by another rail service provider, the Rail Service Provider may, upon written notice, require the Company to immediately pay the Rail Service Provider the full amount of the remaining payments still to be made as of the date the Company commences service with an alternate rail service provider. The outstanding balance of this agreement at December 31, 2019 was $18,698, of which $1,870 at December 31, 2019 is included as a current obligation and shown as other current liabilities while the noncurrent obligation is included in other long-term liabilities on the combined balance sheet. In addition, the Company and the Rail Service Provider entered into a volume agreement for a ten-year term. The volume agreement contains certain pricing arrangements, rebate provisions and liquidated damages for failure by the Company to meet certain rail service volumes. The Company paid $2,500 in liquidated damages for the year ended December 31, 2019.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Company has entered into an agreement with a utility provider. This agreement contains certain commitments, pricing arrangements and provisions for nonperformance. In addition, this agreement required the Company to deposit certain funds with the utility provider. As of December 31, 2019, the Company has approximately $1,565 of deposits being held by this provider and are included in other assets in the accompanying combined balance sheet.

The Company entered into a Marine Cargo Handling Agreement (“MCHA”) on November 26, 2014 with a third party material handler. The MCHA covers a one-year term and automatically renews on a year-to-date basis unless terminated by either party with 90 days written notice. The material handler has agreed to provide all loading, unloading and transport required to move scrap metal, alloys, finished materials, construction material and other commodities from river barges to the Company’s mill and to provide certain other services. The MCHA specifies the pricing arrangement, payment terms and other agreed-upon terms and conditions. In addition, the Company has agreed to lease to the material handler certain land for a dollar per year for 40 years. The land is used for operating a barge loading and unloading facility, related roads, improvements and equipment to serve the Company’s mill operations and the material handler’s other customers. The material handler is responsible for all tax assessments, insuring its leased property and all maintenance and repairs to its leased property. The MCHA includes variable payments for the services rendered by the material handler.

In December 2018, the Company entered into a new MCHA with a new third party material handler (the “Material Handler”). The term of the new MCHA is ten years with two optional five year extension periods. Included in the MCHA are fixed minimum monthly payments and variable payments. The Company also entered into an option agreement with the Material Handler that provides the Company with the option to purchase all of the equity interests of the Material Handler via a call option at certain milestone dates throughout the term of the MCHA. The option agreement also requires the Company to purchase the equity interests of the Material Handler using a formula at the end of the original ten year term of the MCHA if the agreement is not renewed. The call option and forward purchase features of the option agreement are variable interests and the Material Handler is deemed to be a variable interest entity. The Company is not the primary beneficiary of the variable interest entity. The forward purchase requirement will be accounted for as a deferred payment on the service contract and will be accrued over the ten-year term of the MCHA. As of December 31, 2019, the amount accrued for the forward purchase requirement was $4,071.

The Company has entered into several product offtake agreements with several of its customers. The agreements contain certain supply commitments, pricing arrangements and provisions for nonperformance. These agreements are, for the most part, covering a six-year term starting in 2016.

In addition, the Company has entered into certain additional supply agreements with various vendors. These agreements typically contain certain supply commitments, pricing arrangements, provision for nonperformance and liquidated damages. The expiration dates in these agreements vary by vendor. The Company does not anticipate any material costs associated with the nonperformance of any of its manufacturing and supply agreements with its vendors, providers and customers.

In January 2019, the Company entered into an agreement with an equipment supplier for the design, engineering, manufacture and delivery of certain equipment including technical services and spare parts valued at €120,730 Euros plus $66,475 US dollars. The Company will make progress payments based on achieving certain milestones through thirteen months following final acceptance of the equipment, which is anticipated to be in the first quarter of 2021.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

During the year ended December 31, 2019, $25,806 was paid to these vendors. The following are the required minimum payments for the next five years:

2020	$11,723
2021	11,723
2022	11,723
2023	11,723
2024	11,723
$58,615

Construction in Progress

During the year ended December 31, 2019, the Company began an expansion project to the plant. The Company has unfulfilled contract commitments of approximately $259,646 as of December 31, 2019, related to this project.

Licenses and Permits

The nature of the Company’s expected operating processes is subject to numerous statutory and regulatory requirements and require certain licenses and permits to operate and maintain satisfactory compliance with such requirements. These permits typically have expiration dates and require the Company to maintain satisfactory compliance for renewal. These requirements may increase in the future as a result of statutory and regulatory change, and the Company could be required to incur significant costs to maintain or improve compliance with these requirements.

Litigation

From time to time, the Company is involved in various legal actions arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company recognizes legal expenses associated with its litigation matters as incurred.

Government Grants, Incentives and Tax Credits

During 2015, the City issued to the Company its Series 2015 Taxable Industrial Development Revenue Bonds (the “Bonds”) in the aggregate principal amount of not to exceed $1,500,000 to purchase the Company’s steel mill facility. As a result, the City holds legal title to the facility and entered into a sale-leaseback of the facility to the Company. Due to the Company’s continued involvement in the leased facility, the transaction was accounted for as a failed sale-leaseback and a financing obligation was established. The City has no economic interest in, or obligation with respect to, the Bonds, and has taken nothing more than bare legal title to the facility in order to act as a payment in lieu of tax (“PILOT”) incentive conduit. Because the legal right of offset exists, the Company has offset the investment in the Bonds against the related financing obligation and neither balance is reflected on the accompanying combined balance sheet. Payments on the Bonds are made on a net settled basis and, therefore, no cash is exchanged between parties. Pursuant to the PILOT agreement, the Company will pay the City an annual sum equal to 35% of the amount of any and all taxes which would be payable as ad valorem taxes on the facility. The Bonds mature on April 30, 2035. On October 13, 2017, $1,499,900 of the outstanding bonds were cancelled leaving $100 remaining as the outstanding balance as of December 31, 2019. The Company’s financing obligation was reduced to $100 in conjunction with the cancellation of the bonds.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

In 2015, Corp received $86,500 of grant proceeds from the State, City and County under the 82 Agreement. Corp subsequently transferred the entirety of the $86,500 grant proceeds to the Company in exchange for Class B Preferred Units of the Company via subscription agreements as provided for under the Original Operating Agreement (see Note 10). Corp, as provided for in the Joinder Agreement, is responsible for ensuring compliance with the 82 Agreement requirements and is responsible for any clawback provisions, or potential liabilities that may be incurred upon a failure to satisfy the requirements of the 82 Agreement. However, upon receipt of the proceeds by Corp, subscription agreements were executed between Holdings and Corp to exchange the grant proceeds for Class B Preferred Units of Holdings. However, upon receipt of the proceeds by Corp, subscription agreements were executed between Holdings and Corp to exchange the grant proceeds for Class B Preferred Units of Holdings (which eliminate within the combined financial statements).Although Corp is legally established as the obligor to the State, County and City under the Joinder Agreement, if there is a failure to comply with the requirements of the 82 Agreement, the provisions within the Original Operating Agreement effectively transfers the obligation from Corp to Holdings. The Company recognized a deferred income liability and grant income related to the Company’s performance obligations under the 82 Agreement.

The Company qualified for certain recycling tax credits with the State associated with the construction of its flat-rolled steel mini-mill operation pursuant to the 82 Agreement between the State and the Company. Under the provisions of the 82 Agreement, the Company must not remove the qualifying equipment from the State, dispose of it or otherwise cease using the materials required for a period of three years after the taxable year for which the RTC is allowed. In the event this would occur, the Company is contingently liable to refund up to three years of the RTC previously used by a member of the Company (the “Purchaser”), which is considered remote by management. In addition, the Company must meet certain employment and salary provisions required by the 82 Agreement. In the event that the Company does not meet these requirements in any given year or the State eliminates its income tax, the Company is contingently liable to refund back to the Purchaser up to $16,000 of the RTC for any unqualified year during the 15-year credit period, which the Company may, at its sole option, elect to pay any refund amounts with a note bearing interest at LIBOR plus 2% to the Purchaser.

Self-Insurance

Beginning January 1, 2019, the Company instituted a self-insurance program for health care costs. The Company is liable for health care claims up to $1,958 plus a $125 specific deductible on the first claim for the year ended December 31, 2019. The Company has an aggregated stop loss of $2,447. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported. Included in accrued expenses in the accompanying combined balance sheet are accrued reserves for self-insurance costs of approximately $252 at December 31, 2019.

12.	Income Taxes

The Company (except for Corp) is a flow through entity for U.S. federal income tax purposes and is therefore not subject to federal income taxes at the entity level. However, some state jurisdictions do not respect the flow through status of the Company and impose income taxes at the entity level. The Company’s effective tax rate differs from the federal statutory rate of 21% since the Company’s income is not subject to U.S. taxes but is subject to certain state taxes imposed at the entity level. The primary drivers of tax expense apart from the state statutory rates relate to changes in state apportionment and permanent differences.

Corp is a stand-alone entity for income tax purposes and is subject to income taxes. Corp has current year losses. Further, Corp’s receipt of the 82 Amendment grants, that occurred during 2015, was excludable from the Corp’s taxable income under Internal Revenue Code (“IRC”) Section 118 because the grants were made to provide financing and related economic incentives for the steel mini-mill project which benefits the general public of the State. Corp has recorded deferred taxes in accordance with its income tax accounting policy.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

Corp’s income tax expense differs from the expected tax expense for the period (computed by applying the U.S federal corporate loss tax rate of 21% to its loss before income taxes) due primarily to the valuation allowance recorded for Corp’s U.S. net operating loss carryforward that is not expected to be realized. Net operating loss carryforwards at December 31, 2019 were approximately $92,000 for federal and $96,000 for state purposes. Federal net operating losses can be used to offset 80% of taxable income in a given year and have an indefinite carryforward period. State net operating loss has a five-year carryforward period and begin to expire in 2020. Disallowed business interest expense at December 31, 2019, was approximately $4,000 for federal purposes.

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows:

Deferred tax asset
Net operating loss carryforward	$24,435
Business interest expense carryforward	842
Deferred tax asset	25,277
Valuation allowance
Net operating loss carryforward	(8,159)
Business interest expense carryforward	(842)
Net deferred tax asset	16,276

Deferred tax liability
Difference in carrying value of investment	25,284
Temporary differences related to depreciation	498
Net deferred tax liability	25,782

Net deferred tax liability	$(9,506)

The Company’s provision for income taxes consists of current taxes of $61 and deferred tax of $8,973 for the year ended December 31, 2019.

13.	Concentrations of Risk

The Company maintains most of its cash and cash equivalents with financial institutions as required by the Company’s debt agreements. The Company is exposed to credit risk related to its ability to access liquidity in the financial institution where its cash and cash equivalents are concentrated. At December 31, 2019 and at various times throughout these periods, the Company maintained cash balances with financial institutions in excess of the federal deposit insurance limit. The Company manages its cash risk by maintaining deposits in sound financial institutions.

The Company had no sales from individual customers that exceeded 10% of total sales as of and for the year ended December 31, 2019. The Company had outstanding accounts receivable balances from two customers representing approximately 12% and 11%, respectively, of total accounts receivable as of December 31, 2019.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

The Company had purchases, which exceeded 10% of total purchases, from one vendor during the year ended December 31, 2019. Purchases from this vendor totaled approximately 14% of total purchases for the year ended December 31, 2019. The Company had outstanding accounts payable balance with one vendor representing approximately 22% of total accounts payable as of December 31, 2019.

14.	Financial Instruments

Derivative instruments were recorded at fair value in the combined balance sheet as follows:

	Asset	Liability
	Derivative	Derivative
Derivatives not designated as accounting hedges

Commodity contracts	$-	$256
Foreign currency contracts	$-	$1,659

Total fair value	$-	$1,915

The Company had commodity contracts in an asset position of $242 and commodity contracts in a liability position of $498 for the year ended December 31, 2019. The Company had foreign currency contracts in a liability position of $1,659 for the year ended December 31, 2019. The Company considers the derivatives to be Level 2 instruments within the fair value hierarchy.

The net notional value of the derivative instruments were:

Notional Amount
Commodity contracts	$14,173
Foreign currency contracts	$69,694

The financial instruments consist primarily of over-the-counter (“OTC”) forward contracts. Derivatives are valued based on pricing models that rely on market observable inputs such as commodity prices and currency rates. The OTC derivative transactions are governed by Internal Swap Dealers Association agreements and other standard industry contracts. Under these agreements, the Company does not post nor require collateral from the counterparties.

All commodity derivatives have a legal right of set-off. All foreign currency contracts are with a single counterparty. In the event of default, assuming all parties were to fail to comply with the terms of the agreements, for the derivatives, the Company was in a net liability position as of December 31, 2019, and the Company would owe $256 to the counterparties for the commodity derivatives and $1,659 to the counterparty for the foreign currency forwards, respectively. The mark-to-market gains and losses on the derivatives are recorded in current earnings. For the year ended December 31, 2019, the Company recorded a net loss within cost of goods sold of $12,813.

15.	Subsequent Events

The Company evaluated the events and transactions subsequent to its December 31, 2019 balance sheet date and determined there were no significant events, except as noted below, to report through January 25, 2021, which is the date the Company’s combined financial statements were available to be issued.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2019

(In Thousands)

On September 10, 2020 Holdings issued $265,000 of tax-exempt bonds at an interest rate of 4.75% per annum payable semi-annually with principal due on September 1, 2049. Proceeds were used to extinguish the principal and interest of the Term Loan.

On September 18, 2020 Holdings issued $900,000 of 144A bonds at an interest rate of 6.625% per annum payable semi-annually with principal due on January 31, 2029. Proceeds were used to extinguish the principal and interest of the Senior Notes.

On November 6, 2020, Holdings obtained the approvals from the required level of consenting holders of the 2019 TE Bonds in order to effectuate an amendment to the 2019 TE Bonds. The amendment would allow US Steel and its affiliates to exercise its call option without triggering a change of control with respect to the 2019 TE Bonds.

On December 8, 2020, US Steel exercised its option to purchase the remaining 50.1% of the Company which was finalized on January 15, 2021.

On December 31, 2020, the commercial financing agreement related to the Company’s water treatment facility was extinguished.